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NEW ENGLAND WATER HEATER CO., INC.
Balance Sheet
At September 30, 1999
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
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ASSETS
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

Cash                              $0.3
Notes receivable                    4.0
                                   ----
          Total assets                    $4.3
                                   ====

LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Accrued taxes                         $3.7
Common stock and additional paid in capital                    0.6
                                             ----
          Total liabilities and parent company's investment               $4.3
                                             ====
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